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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-67382, as amended), in the Registration Statement (Form S-8 No. 333-71192) pertaining to the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan and Georgia-Pacific Corporation/Timber Group 1997 Long-term Incentive Plan, and in the Registration Statement (Form S-8 No. 333-59812) pertaining to the 2000 Stock Incentive Plan of Plum Creek Timber Company, Inc. of our report dated January 23, 2003, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Ernst & Young LLP
Seattle, Washington
March 6, 2003